                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 SACIO, INC.
-----------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

-----------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         --------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         --------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         --------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         --------------------------------------------------------------------
     (5) Total fee paid:
         --------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials:
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount Previously Paid:
         --------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         --------------------------------------------------------------------
     (3) Filing Party:
         --------------------------------------------------------------------
     (4) Date Filed:
         --------------------------------------------------------------------

                                 SACIO, INC.
                              c/o Nancy Davis
                            8320 O'Connell Road
                            El Cajon, CA 92021

February 18, 2000

To:  Stockholders of Sacio, Inc.

Dear Stockholder:

      You are cordially invited to attend a Special Meeting of Stockholders of Sacio, Inc., a Delaware corporation ("Sacio"), to be held at the offices of Sacio, at 8320 O'Connell Road, El Cajon, CA 92021 on Thursday, March 16, at 1:30 p.m., Pacific Time.

      At this Special Meeting, you will be asked to consider and vote upon the approval of (1) the Merger Agreement and Plan of Reorganization dated January 28, 2000 by and among Sacio, on the one hand, and Freesoftwareclub.com, Inc., a Nevada corporation ("FSC"), and the shareholders of FSC, on the other hand (the "Merger Agreement") and each of the transactions contemplated thereby, whereby FSC will be merged with and into Sacio (the "Merger") with Sacio as the surviving corporation (the "Surviving Entity"); (2) the change in the name ("Name Change") of Sacio, Inc. to Freesoftwareclub.com, Inc. ("Freesoftwarecub.com"); (3) the election of Richard Miles, John Collins, and Rene Pardo as directors of the surviving entity; and (4) an increase in the authorized capital stock of the surviving entity to 100,000,000 shares of common stock, par value $0.001. The Merger Agreement calls for the issuance of 13,158,000 shares of Sacio common stock, par value $0.001 per share, in exchange for all the issued and outstanding common stock, $0.001 par value, of FSC. The proposed Name Change for Sacio will provide association of the post-merger company with the name of FSC's business name and website address. The Merger Agreement and the transactions contemplated thereby and the Name Change are planned to be concluded as soon as possible after approval by the shareholders of Sacio.

      FSC is a development-stage company that has developed an internet business strategy to offer "name-brand" software for free and/or at large discounts to its club members. The Merger Agreement, the Merger, the Name Change, and the increase in the authorized capital of the corporation have been previously approved by the Board of Directors of Sacio. A copy of the Merger Agreement is attached hereto as Exhibit A.

      Sacio is a publicly traded company, listed on the NASDAQ Over-the-Counter Bulletin Board (the "OTC Bulletin Board"). It is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, is required to file periodic reports with the Securities and Exchange Commission. As of the close of the market on January 31, 2000, Sacio's common stock traded on the OTC Bulletin Board at a high and low price of $3.02 and $0.00, respectively.

      The Board of Directors of Sacio has carefully reviewed and considered the terms and conditions of the proposed Merger, Merger Agreement, the Name Change, and the increase in the authorized capital of the corporation. The Board of Directors of Sacio has unanimously approved the Merger, the Merger Agreement, the proposed Name Change, and the increase in the authorized capital, and recommends that the stockholders of Sacio vote FOR approval of the Merger, the Merger Agreement, the Name Change, the proposed directors, and the increase in the authorized capital.

      While the Board of Directors of Sacio is confident that new management can incorporate the business assets and operating plans of FSC into Sacio, there can be no assurance that Sacio will in fact be able to do so. Therefore, Sacio shareholders are urged to read the enclosed Proxy Statement and the Merger Agreement, attached as Exhibit A, and to carefully consider the description of the prospective business, including the information under "Risks of Sacio's Prospective Business" in the Proxy Statement.

      Enclosed are a Notice of Special Meeting, Consent and Waiver of Notice, a Proxy Statement, and a proxy card for the Special Meeting. Please give this information your careful attention. It provides a detailed description of the proposed transactions. The affirmative vote of the holders of a majority of the shares of Sacio Common Stock entitled to vote at the Special Meeting is required for approval of the Merger, the Merger Agreement, the Name Change, the election of the proposed directors, and the increase in the authorized capital. A majority vote of the shareholders is required for approval by the Consent and Waiver of Notice. Accordingly, your vote is important, no matter how large or how small your holdings.

      In view of the importance of the action to be taken, we urge you to complete, sign, and date the enclosed proxy card and to return it promptly in the enclosed envelope, whether or not you plan to attend the Special Meeting.

      To expedite the transaction, we request that you sign and return the enclosed "Consent and Waiver of Notice" at your earliest convenience. Sending in your proxy now will not interfere with your right to attend the Special Meeting or to vote your shares personally at the Special Meeting if you wish to do so. However, the merger will be approved upon receipt by the Company of the Consent and Waiver of Notice signed by shareholders representing a majority of the issued and outstanding shares and, accordingly, no shareholders meeting will be held.

                                                Sincerely,

                                                /s/Nancy Davis
                                                --------------
                                                Nancy Davis, President

                                 SACIO, INC.
                              c/o Nancy Davis
                            8320 O'Connell Road
                            El Cajon, CA 92021
                    ----------------------------------
               NOTICE OF SPECIAL MEETING OF STOCKHOLDERS OF
                                SACIO, INC.

                      TO BE HELD ON FEBRUARY 23, 2000
                     ----------------------------------

February 18, 1999

To the Stockholders of Sacio, Inc.:

      NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Sacio, Inc., a Delaware corporation ("Sacio") will be held at the offices of Sacio, at 8320 O'Connell Road, El Cajon, CA 92021, on Thursday, March 16, 2000, at 1:30 p.m. Pacific Time, for the following purposes:

      1. For stockholders of Sacio to consider and vote upon a proposal to approve the Merger and Merger Agreement and Plan of Reorganization, dated January 28, 2000 (the "Merger Agreement") by and among Sacio, on the one hand, and Freesoftwareclub.com, Inc., a Nevada corporation ("FSC"), and the shareholders of FSC, on the other hand (the "Merger Agreement"), whereby FSC will be merged with and into Sacio (the "Merger") with Sacio as the surviving corporation (the "Surviving Entity") on the terms and conditions set forth in the Merger Agreement, a copy of which is attached to the Proxy Statement as Exhibit A. The Merger Agreement calls for the issuance of 13,158,000 shares of Sacio common stock, par value $0.001 per share, in exchange for all the issued and outstanding common stock, $0.001 par value, of FSC;

      2. For stockholders of Sacio to consider and vote upon a proposal to approve the change in the name ("Name Change") of Sacio to "Freesoftwareclub.com, Inc." The proposed name change for Sacio will provide association of the post-merger company with FSC's business name and website address;

      3. For stockholders to consider and vote upon a proposal to elect Richard Miles, John Collins, and Rene Pardo as the directors of the surviving entity;

      4. For stockholders to consider and vote to upon a proposal to approve of the increase in the authorized capital stock of the corporation to 100,000,000 common shares, par value $0.001; and,

      5. To transact such other business as may properly come before the Special Meeting of Stockholders of Sacio, or any adjournment thereof.

      Only stockholders of record at the close of business on January 28, 2000, are entitled to receive notice of and to vote at the Special Meeting or any adjournments thereof. Approval of the Merger, the Merger Agreement and the transactions contemplated thereby, the Name Change, the election of the proposed directors, and the increase in the authorized capital stock requires the affirmative vote of the holders of a majority of the shares of Sacio Common Stock entitled to vote at the Special Meeting of Stockholders of Sacio.

      Approval of the transaction by way of the Consent and Waiver of Notice requires approval by a majority of the shareholders.

      Appraisal Rights for Plan of Exchange. Stockholders may be entitled to assert Appraisal rights under Delaware Corporate Code section 262. Please see Exhibit B, which sets forth the Delaware Corporate Code (section 262) applicable to Appraisal Rights.

      THE BOARD OF DIRECTORS OF SACIO RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MERGER, THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, THE NAME CHANGE, THE PROPOSED DIRECTORS, AND THE INCREASE IN THE AUTHORIZED CAPITAL STOCK.

By Order of the Board of Directors of Sacio, Inc.,

                        /s/ Nancy Davis
                        ---------------
                        Nancy Davis
                        President of Sacio


      WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON. IF YOU DO ATTEND THE SPECIAL MEETING, YOU MAY THEN WITHDRAW YOUR PROXY IF YOU WISH. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

      TO EXPEDITE THIS TRANSACTION, WE REQUEST THAT YOU SIGN AND RETURN THE ENCLOSED "CONSENT AND WAIVER OF NOTICE" AT YOUR EARLIEST CONVENIENCE. THE CONSENT AND WAIVER MAY NOT BE REVOKED. IF THE MERGE IS APPROVED BY WAY OF THE "CONSENT AND WAIVER OF NOTICE" NO SHAREHOLDER MEETING WILL BE HELD.

                                    PROXY
                                 SACIO, INC.


                           THIS IS YOUR PROXY CARD

                                SACIO, INC.
                             c/o Nancy Davis
                            8320 O'Connell Road
                            El Cajon, CA 92021

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Nancy Davis and Stephen Huntley, or either of them, as proxy, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on this proxy, all the shares of common stock of Sacio, Inc. held by the undersigned at the Special Meeting of Stockholders to be held on March 16, 2000 or any adjournment thereof.

      This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for approval of Proposals 1 through 5.

      1. For stockholders of Sacio to consider and vote upon a proposal to approve the Merger and Merger Agreement and Plan of Reorganization, dated January 28, 2000 (the "Merger Agreement") by and among Sacio, on the one hand, and Freesoftwareclub.com, Inc., a Nevada corporation ("FSC"), and the shareholders of FSC, on the other hand (the "Merger Agreement") and each of the transactions contemplated thereby, whereby FSC will be merged with and into Sacio (the "Merger") with Sacio as the surviving corporation (the "Surviving Entity") on the terms and conditions set forth in the Merger Agreement, a copy of which is attached to the Proxy Statement as Exhibit A. The Merger Agreement calls for the issuance of 13,158,000 shares of Sacio common stock, par value $0.001 per share, in exchange for all the issued and outstanding common stock, $0.001 par value, of FSC.

              FOR                           WITHHOLD AUTHORITY
       -------                       -------

      2. For stockholders of Sacio to consider and vote upon a proposal to approve the change in the name ("Name Change") of Sacio to "Freesoftwareclub.com, Inc." The proposed name change for Sacio will provide association of the post-merger company with FSC's business name and website address.

              FOR                           WITHHOLD AUTHORITY
       -------                       -------

      3. For stockholders to consider and vote upon a proposal to elect Richard Miles, John Collins, and Rene Pardo as the directors of the surviving entity.

              FOR                           WITHHOLD AUTHORITY
       -------                       -------

      4. For Stockholders to consider and vote upon a proposal to increase the authorized capital stock of the corporation to 100,000,000 common shares, par value $0.001.

              FOR                           WITHHOLD AUTHORITY
       -------                       -------

      5. Transact such other business as may properly come before the Special Meeting or any adjournment thereof.

              FOR                           WITHHOLD AUTHORITY
       -------                       -------

Dated:
       -----------                  -------------------------
                                    Signature

                                    ------------------------
                                    Print Name(s)

                                    -------------------------
                                    Signature if held jointly

        PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD TO THE COMPANY:

                               SACIO, INC.
                             c/o Nancy Davis
                           8320 O'Connell Road
                           El Cajon, CA 92021

                   AS SOON AS POSSIBLE.  THANK YOU.

                       CONSENT AND WAIVER OF NOTICE
                               SACIO, INC.

           THIS IS A CONSENT AND WAIVER OF YOUR NOTICE OF MEETING

                               SACIO, INC.
                             c/o Nancy Davis
                           8320 O'Connell Road
                           El Cajon, CA 92021

THIS CONSENT AND WAIVER OF NOTICE IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS

      The undersigned hereby Consents to the recommendation of the Board of Sacio as outlined in Proxy dated February 18, 2000 and waives notice to the Special Meeting of Stockholders to be held on March 16, 2000.

      This Consent and Waiver of Notice, when properly executed, will approve the five proposals recommended by the Sacio Board in the Proxy Statement dated February 18 and allow the vote prior to the scheduled date of the Special Meeting of Stockholders. If a majority of the stockholders sign and return a Consent to the Waiver of Notice the merger will be approved at the date upon which a majority of the Consent and Waiver is received. If a majority of the stockholders do not provide their consent to the waiver of notice, the vote will be taken at the regularly scheduled Special Meeting of the Stockholders.

      I hereby Consent and Waive my right to Notice of the Special Meeting of Stockholders scheduled for March 16, 2000.

Dated:
       -----------                  -------------------------
                                    Signature

                                    ------------------------
                                    Print Name(s)

                                    -------------------------
                                    Signature if held jointly

  PLEASE SIGN, DATE AND RETURN YOUR CONSENT AND WAIVER OF NOTICE TO THE
                                 COMPANY:

                                SACIO, INC.
                              c/o Nancy Davis
                            8320 O'Connell Road
                            El Cajon, CA 92021

                     AS SOON AS POSSIBLE.  THANK YOU.

                                SACIO, INC.
                             c/o Nancy Davis
                           8320 O'Connell Road
                            El Cajon, CA 92021

                             PROXY STATEMENT

For Special Meeting of Stockholders of Sacio, Inc.
to be Held on March 16, 2000

      This Proxy Statement is being furnished to the stockholders of Sacio, Inc., a Delaware corporation ("Sacio"), in connection with the solicitation of proxies by the Board of Directors of Sacio from holders of outstanding shares of common stock of Sacio ("Sacio Common Stock") for use at the Special Meeting of Sacio Stockholders.

      The purpose of the Sacio Special Meeting is to consider and vote upon the following:

      1. For stockholders of Sacio to consider and vote upon a proposal to approve the Merger and Merger Agreement and Plan of Reorganization, dated January 28, 2000 (the "Merger Agreement") by and among Sacio, on the one hand, and Freesoftwareclub.com, Inc., a Nevada corporation ("FSC"), and the shareholders of FSC, on the other hand (the "Merger Agreement"), whereby FSC will be merged with and into Sacio (the "Merger") with Sacio as the surviving corporation (the "Surviving Entity") on the terms and conditions set forth in the Merger Agreement, a copy of which is attached to the Proxy Statement as Exhibit A. The Merger Agreement calls for the issuance of 13,158,000 shares of Sacio common stock, par value $0.001 per share, in exchange for all the issued and outstanding common stock, $0.001 par value, of FSC;

      2. For stockholders of Sacio to consider and vote upon a proposal to approve the change in the name ("Name Change") of Sacio to "Freesoftwareclub.com, Inc." The proposed name change for Sacio will provide association of the post-merger company with FSC's business name and website address;

      3. For stockholders to consider and vote upon a proposal to elect Richard Miles, John Collins, and Rene Pardo as the directors of the surviving entity;

      4. For stockholders to consider and vote to upon a proposal to approve of the increase in the authorized capital stock of the corporation to 100,000,000 common shares, par value $0.001; and,

      5. To transact such other business as may properly come before the Special Meeting of Stockholders of Sacio, or any adjournment thereof.

      All information contained in this Proxy Statement pertaining to Sacio has been supplied by Sacio. All information contained in this Proxy Statement pertaining to Freesoftwareclub.com, Inc. ("FSC") has been supplied by FSC. No person is authorized to give any information or to make any representations other than those contained herein and, if given or made, such information or representations must not be relied upon as having been authorized. The delivery of this document shall under no circumstances create an implication that there has been no change in the affairs of Sacio or FSC since the date hereof or that the information herein is correct as of any time subsequent to its date.

      This Proxy Statement, the accompanying Notice of Meeting and the other documents enclosed herewith are dated January 31, 2000 and are being first mailed to the stockholders of Sacio on or about February 7, 2000.

THE  ACQUISITION AGREEMENTS, THE PLAN OF EXCHANGE, AND THE SPECIAL MEETING

      The following is a brief summary of certain information contained elsewhere in this Proxy Statement, and additional information concerning the Special Meeting. It is not a complete description of all material information regarding Sacio or FSC and the matters to be considered at the Special Meeting and is qualified in all respects by the information appearing elsewhere in this Proxy Statement and the Exhibits hereto. A copy of the Merger Agreement is set forth as Exhibit A to this Proxy Statement and reference is made thereto for a complete description of the terms of such document.

The Special Meeting

      The Special Meeting will be held at 1:30 p.m., local time, on Thursday, March 16, 2000, at the office of Sacio, at 8320 O'Connell Road,
El Cajon, CA 92021. The purpose of the Special Meeting of Stockholders of Sacio is to consider and vote upon approval of the Merger, the Merger Agreement and the transactions contemplated thereby, the Name Change, the proposed directors, and the increase in the authorized capital stock of the corporation. The Board of Directors of Sacio has fixed the close of business on January 28, 2000, as the record date for determining stockholders entitled to vote at the Special Meeting (the "Record Date"). As of such date, there were 3,289,500 shares of common stock, par value $0.001, of Sacio issued and outstanding and therefore entitled to be voted at the Special Meeting, and there were approximately 41 stockholders, of record or through registered clearing agents.

      The presence, in person or by proxy, of holders of a majority of the issued and outstanding shares of Sacio Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum at such Special Meeting.

      The enclosed proxy is solicited on behalf of the Board of Directors of Sacio for use in connection with the Special Meeting and any adjournment or adjournments thereof. Holders of Sacio Common Stock are requested to complete, date, and sign the accompanying proxy and return it promptly to Sacio in the enclosed envelope. Failure to return a properly executed proxy or to vote at the Special Meeting will have the same effect as a vote against approval of the Merger, the Merger Agreement and the transactions contemplated thereby, the Name Change, the nominees for directors, the increase in the authorized capital stock, and any other proposal to be considered at the Special Meeting.

      A stockholder who has executed and delivered a proxy may revoke it at any time before it is voted by giving a later written proxy or by giving written revocation to Nancy Davis or Stephen Huntley, directors of Sacio, provided such later proxy or revocation is actually received by the company before the vote of the stockholders, or by voting in person at the Special Meeting. Any stockholder attending the Special Meeting may vote in person whether or not a proxy has been previously filed. The shares represented by all properly executed proxies received in time for the Special Meeting, unless revoked, will be voted in accordance with the instructions therein. If instructions are not given, properly executed proxies received will be voted FOR approval of the applicable agreements and any other proposal to be considered at the applicable Special Meeting.

      Sacio's management is not aware of any business to be acted upon at the Special Meeting other than approval of the proposal to approve the Merger, the Merger Agreement and the transactions contemplated thereby, the Name Change, the election of the directors, and the increase in the authorized capital stock. If other matters are properly brought before the Special Meeting, or any adjournment thereof, the enclosed proxy, if properly signed, dated and returned, will be voted in accordance with the recommendation of the Board of Sacio, or, if there is no such recommendation, in the discretion of the individuals named as proxies therein.

Background of and Reasons for the Merger and Name Change; Recommendation of Board of Directors.

      Sacio, Inc. was incorporated in Delaware on May 31, 1994. The Company was formed in order to develop a chain of English Pub theme-based restaurants and bars tentatively called "The Old Coach Inn", starting with an initial Pub in the downtown redevelopment area of San Diego, California. Management used the intervening years to study existing British restaurant and bar operations in Southern California as the downtown redevelopment of the "Gas Lamp" area of San Diego grew to the point where sufficient restaurant traffic existed to support a proposed English Pub restaurant. During 1996 the Company raised funds necessary to pay the Company's state fees and taxes by the sale of stock to investors.

      Beginning in 1998, Management determined the Company should complete the development of its neighborhood English Pub restaurant and bar. Management's decision was based primarily on the following factors; 1) the success of downtown redevelopment including a new ballpark district, 2) the popularity of theme-based restaurants and patron-involved music (such as Karaoke), and 3) the resurgence of the San Diego economy. In January of 1999 the board of directors voted to seek capital and began development of the Company's business plan.

      While the Company had initiated preliminary discussions with restaurant design and construction companies and restaurant suppliers, it had no firm commitments or contracts for services and supplies and could not initiate firm negotiations until such a time as the Company had sufficient funding. Management's estimate for total construction build-out for a 5,000 square feet of Pub space was approximately $500,000, food and beverage inventory was estimated at approximately $25,000, and a full liquor license was estimated to cost approximately $50,000 in the San Diego area. Management anticipated initial implementation of its business plan to begin in the 4th quarter of 1999.

      To date, management has been unsuccessful in raising the capital to fund its first operating Pub. The restaurant and bar industry is highly competitive with respect to price, service, quality and location, and as a result, has a high failure rate. In addition, there are numerous well-established competitors, including national, regional and local chains, possessing substantially greater financial, marketing, personnel and other resources than the Company. This risky and competitive environment, along with the fact the Company does not have an operating history seem to be the most dominant reasons the Company has been unable to raise the capital it requires.

      During January, Sacio was contacted by management of Freesoftwareclub.com regarding a proposed merger. FSC had developed an internet business strategy to offer "name-brand" software for free and/or at large discounts to its club members and had obtained financing commitments contingent of FSC merging with a publicly traded entity to provide a public valuation for the company and increased exposure.

      In the Sacio Board's view, the proposed merger with FSC would allow Sacio to divest itself of the development of a national chain English style pubs, which it has been unable to fund, and to acquire another operating business that has acquired funding commitments for developing its business. This planned Merger, if successful, is meant to provide Sacio's stockholders with the potential for, although not the assurance of, an increase in the value of their shares at some time in the future without additional investment on their part.

      The Merger. Sacio proposes to enter into a Merger Agreement with FSC. The Merger Agreement provides that FSC will be merged with and into Sacio, and as consideration therefore, all of the issued and outstanding shares of the FSC capital stock will be converted into an aggregate of 13,158,000 shares of the capital stock, $0.001 par value, of Sacio. Sacio will be the surviving corporation of the merger and will subsequently change its name to Freesoftwareclub.com, Inc. Immediately prior to the Closing of the Merger, Sacio will have 3,289,500 common shares issued and outstanding. Upon the Closing of the Merger Agreement and concurrent with the authorization of the 13,158,000 shares of the common stock, $0.001 par value, of Sacio to be issued to the shareholders of FSC, there shall be a total of 16,447,5000 shares of common issued and outstanding in the post-merger entity.

The following table shows the number of issued and outstanding shares of common stock, $0.001 par value, of Sacio Pre- Proposed Merger and Post-Proposed Merger.

Shareholder                       # Shares Held             # Shares Held
                                   Pre-Merger                Post-Merger
-----------                        ----------                -----------
Current Sacio Shareholders(1)       3,289,500                 3,289,500
Richard Miles(2)                          -0-                 4,144,770
John Collins(2)                           -0-                 2,763,180
Rene Pardo(2)                             -0-                 4,934,250
EMJ DataSystems(3)                        -0-                 1,315,800

           TOTAL                    3,289,500                16,447,500

(1) Current Shareholders of Sacio. The officers and directors of Sacio cancelled all beneficially owned shares in December, 1999.
(2) Current Officers and/or Directors of FSC, Proposed Officers and/or Directors of Sacio, Post-Merger.
(3) Current Shareholder of FSC.

      Additional terms and conditions of the Merger are set forth below and in the Merger Agreement, which is attached as Exhibit A. Shareholders of Sacio are urged to review these items carefully.

      There are certain conditions to the closing of the Merger before the Merger will be consummated, including the completion of due diligence to each party's satisfaction and the affirmative vote of the shareholders of FSC, and the transaction is not free from risk. There can be no assurances that the Merger will be approved, or, if it is approved, that the Merger will be closed.

      If the Merger and Name Change are approved, Sacio will amend its articles of incorporation to change its name to Freesoftwareclub.com, Inc., and remain a Delaware corporation. If the Merger is not approved, or if the Merger is not closed for whatever reason, Sacio may continue to look for other operating businesses to acquire.

      Vote Required. Approval of the Merger, the Merger Agreement and the transactions contemplated thereby, the Name Change, the election of the directors, and the increase in the capital stock will require the affirmative vote of the holders of a majority of the outstanding shares of Sacio Common Stock. The directors and officers of Sacio beneficially owned as of the Record Date and are entitled to vote -0- of the total 3,289,500 issued and outstanding shares of Sacio Common Stock at the Special Meeting. Thus directors and officers shares represent 0% of the outstanding shares entitled to be voted. A failure to return the enclosed proxy or a vote to abstain will have the same effect as a vote against approval of the Plan of Exchange.

      The consummation of the Merger also requires the approval of the Board of Directors and a majority of the issued and outstanding shares of FSC. As of the date of this Proxy Statement, the FSC Board and Shareholders have approved the Merger, the Merger Agreement, and the transactions contemplated thereby.

      Appraisal Rights for Plan of Exchange. Under Delaware law (Corporate Code, section 262), Sacio stockholders may have the right to dissent from the Plan of Merger and receive cash in respect of the "fair value" of their shares of Sacio Common Stock. Please see Exhibit B, which sets forth the Delaware Corporate Code (section 262) applicable to Appraisal Rights.

      Expenses and Fees. The Merger Agreement provides that Sacio will bear and pay all costs and expenses incurred by the parties in connection with the transactions contemplated by the Merger and the Merger Agreement, including fees and expenses of their respective accountants and counsel, mailing fees, and transfer agent and related fees. It is expected that the total of such expenses and fees will be approximately $35,000.

      The Proposed Directors. The backgrounds of the proposed directors are as follows:

Richard Miles

Richard is President of Re:Launch, a computer channel integrated marketing and advertising firm located in Berkeley, California. Under Richard's direction and leadership, Re:Launch has become one of the industry's top marketing and sales service agencies.

 1990 - present: Founder and President of Re:Launch. Created sales and marketing consulting firm specializing in technology products. Self-funded company enjoys revenues of approx. $3,000,000 per year. Marketing and sales manager behind more than 20 best-selling products. Creative genius behind the industry's longest running profitable direct mail program. Consultant to over 50 firms including IBM, Computer Associates, Hitachi, Memorex, Connectix and many others. Well-respected within the industry as a speaker, columnist and analyst. Primary author of "The Software Channel Sales Guidebook" used by over 200 firms including Microsoft, Intuit, IBM, Memorex, and many others.

 1986 - 1990 Vice President, Sales & Marketing, Polaroid Magnetics. Responsible for Polaroid's floppy disk and computer retail channel business. Responsible for helping to manage a commodity business from loss to profit. while undergoing intense competition from low cost Far Eastern competitors.

 1984 - 1986  Vice President, Sales & Strategic Planning, Schlage
Electronics. Responsible for helping keep this $50MM company in #1 industry position, introducing new technologies into a VAR / installing dealer network worldwide. Reported to Division Vice-President for Business Development, assisting in evaluating new technologies and new acquisitions for this division of worldwide Ingersoll-Rand.

 1980 -1984 President, Adaptive Controls, Inc. Chosen by the Board of Directors to take over operations for this developer of integrated electronics controls systems for high-rise office building. Responsible for increasing sales to premier accounts and nationwide developers, as well as continuing operations with very tight cash flow. Turned around unprofitable operations and delivered profits. Negotiated sale of the business to Ingersoll-Rand, managed the merger of the business into Schlage Electronics division.

 Richard Miles will be the primary spokesperson for the company. He will devote approximately 30% of his time during the development stage, and will be overseeing the company on a salaried basis beginning in August of 1999.

 John Collins

John Collins joined Re:Launch as a Senior partner in 1991. He was General Manager for the Re:Launch Channel Sales division and was responsible for business development, contract negotiation, and customer service with software publishers and other vendors. He brings 15 years of sales and marketing leadership to Re:Launch and spearheaded Re:Launch's successful drive to establish itself as the premiere sales organization for consumer products in the Computer Retail segment.

As a 10-year computer industry veteran specializing in selling and marketing computer software, John directed the retail development efforts for over 30 different software developers and publishers as clients, including Computer Associates, Memorex, Bungie, Micrologic, Software Publishing Corp and many others. His expertise, relationships, and knowledge of the computer software industry has resulted in significant sales growth and success for many Re:Launch clients.

Prior to joining Re:Launch, John was Regional Sales Manager for Polaroid's Computer Products division and Product Marketing Manager for Schlage Electronics. At each position he quickly established profitability by designing and executing effective marketing plans and by leveraging distribution channels and solid relationships. John also contributed to the Software Channel Sales Guidebook as the author of the Selling Skills section.

John has developed great relationships with software distributors including Ingram Micro, Tech Data, Merisel, and Navarre, GT Interactive. He also has many contacts with prominent software vendors throughout North America.

 Rene Pardo

 Rene is currently the Vice President for Business Development for Online Direct, and is the CEO of NetProfitEtc., Inc. 1970 he was the founder of Lanpar Technologies, and took it to $25 million revenue, going public on Toronto Stock Exchange raising $13 million.

 In 1994 Rene joined Aztech New Media, a software anthology publisher which was just starting to sell shareware. He brought in financing and shareholders, in different stages, and established international sales. Revenues have grown to approx. $10 million Canadian, funded with little capital.

 In Sept. 1997, Rene established and raised financing for ComCentral
Inc. to continue the development of proprietary "Script Agent" software for enabling the rapid customization and browsing of CD-ROMs (clients include Compaq, Ziff Davis); and to build internet community tools (chat, homepages, instant messaging, polling, forums, e-cards etc) to enhance electronic direct marketing.

      Management After the Plan of Merger. Immediately before and immediately after the closing of the Merger Agreement, assuming the nominated directors are approved and the Merger is closed, the management of Sacio will be as follows:

Sacio Pre-Merger:
      Name                       Age      Position
      ----                       ---      --------
      Nancy Davis                 38      Director, President, Secretary
      Stephen Huntley             45      Director, Treasurer

Sacio Post-Merger:
      Name                       Age      Position
      ----                       ---      --------
      Richard Miles              45       Director, Secretary and
                                            Treasurer
      John Collins               38       Director, President
      Rene Pardo                 52       Director

It is anticipated that additional directors will be appointed by the Board as the appropriate candidates are identified.

      Sacio's Employees and Facilities.   Sacio currently has 0 (zero)
employees. Immediately after the closing of the proposed transactions, the surviving corporation will have 2 (two) employees.

      Sacio currently leases no office space. Immediately after the closing of the proposed transaction, the surviving entity expects to sublease approximately 1,000 square feet of office space from Re:Launch, located at 600 Bancroft Way, Berkeley, CA 94710.

      Management Compensation. Sacio currently has no management compensation agreements in place. The Merger Agreement calls for compensation agreements to be signed between the post-acquisition company on the one hand, and Richard Miles and John Collins, on the other hand. The required terms of such agreements as follows:

      John Collins shall be offered an employment agreement with a minimum monthly salary of $9,500 for a duration of 3 years that shall possess mutually suitable non-competition and non-disclosure provisions.

      Marilson Campos shall be offered an employment agreement with a minimum monthly salary of $7,500 per month for a duration of 3 years that shall possess mutually suitable non-competition and non-disclosure provisions.

Selected Financial Data:

     The following tables present for selected historical financial data of Sacio. This information is based on the financial statements of Sacio. The financial statements of Sacio, included as Exhibit C hereto, should be read in conjunction herewith.

Sacio Selected Historical Financial Data

                                               Year ended December 31,
                                                     1999        1998
                                                   ------      ------
Statement of Operations Data -
  Net Revenues                                   $      0    $      0
  Total Costs and Expenses                            424           0
  Net Loss from Operations                              0           0
  Net Loss                                       $   (424)   $      0

Balance Sheet Data -
  Total Assets                                   $     15    $  4,300
  Total Liabilities                                     0           0
  Total Stockholders' Equity (deficit)                 15       4,300
  Total Liabilities and Stockholders' Equity     $     15     $ 4,300

The following tables present for selected historical financial data of FSC. This information is based on the financial statements of FSC. The financial statements of FSC, included as Exhibit D hereto, should be read in conjunction herewith.

FSC Selected Historical Financial Data

                                                Year ended December 31,
                                                                  1999
Statement of Operations Data -                                 -------
  Net Revenues                                              $        0
  Total Costs and Expenses                                     200,373
  Net Loss from Operations                                           0
  Net Loss                                                  $ (200,373)
Balance Sheet Data -
  Total Assets                                              $   24,358
  Total Liabilities                                             99,973
  Total Stockholders' Equity (deficit)                         (75,615)
  Total Liabilities and Stockholders' Equity             $      24,358

STOCK  OWNERSHIP OF SACIO AND FSC

Sacio's Current Ownership:

      The following table sets forth information regarding the beneficial ownership of Sacio at the date hereof.

Name                            Shares                       Percentage
-----------                     ------                       ----------
Nancy Davis*                     -0-                              0%
Stephen Huntley*                 -0-                              0%
Other                         3,289,500                       100.0%

Total                         3,289,500                       100.0%

* Officers and Directors of Sacio.

FSC's Current Ownership:

      FSC currently has 10,000,000 shares of common stock issued and outstanding. Each share of FSC common stock will be exchanged for 1.3158 shares of Sacio common stock. The following table sets forth information on the stock ownership of the Officers, Directors and Affiliates of FSC at the date hereof and the corresponding number of shares of Sacio stock that will be held at the Close of the Merger.

FSC SHAREHOLDER             # FSC SHARES OWNED         # OF SACIO SHARES
                                                        TO BE EXCHANGED
---------------             ------------------         -----------------
Richard Miles(1)                  3,150,000                 4,144,770
John Collins(2)                   2,100,000                 2,763,180
Net Profits, Etc.(3)              3,750,000                 4,934,250
EMJ DataSystems                   1,000,000                 1,315,800
             TOTAL               10,000,000                13,158,000

(1) Mr. Miles is the President and a Director of FSC.
(2) Mr. Collins is the Vice President and a Director of FSC.
(3) Net Profits, Etc. is owned by Rene Pardo, who is a Director of FSC.
-------------------

OTHER INFORMATION RELATING TO PRINCIPAL STOCKHOLDERS AND MANAGEMENT OF SACIO

Compensation of Sacio Management

      The following table sets forth the compensation of Sacio management from Sacio's inception to date: No Compensation has been paid to Sacio Officers or Directors.

OTHER INFORMATION RELATING TO PRINCIPAL STOCKHOLDERS AND MANAGEMENT OF FSC

Management

      The following are the current Directors and Executive Officers of FSC. Richard Miles will become the Secretary and Treasurer and John Collins will become the President of the surviving entity upon the closing of the Merger.

Name                   Age          Position
-------------          ---          --------
Richard Miles            45          Director, President, Secretary, and
                                       Treasurer
John Collins             38          Director, Vice President
Rene Pardo               52          Director

Compensation of FSC Management

      Richard Miles and John Collins have received the following compensation during 1999: $ 0.

DESCRIPTION OF FSC

      The following information concerning FSC and its business has been provided by FSC for inclusion in this Proxy Statement. This information is confidential. The information contained herein does not purport to be all-inclusive or to contain all the information that a prospective investor may desire. This information contains statements that constitute "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements that express or involve discussions with respect to predictions, business strategy, budgets, developments opportunities or projects, the expected timing of transactions or other expectations, beliefs, plans, objectives, assumptions or future events or performance are not statements of historical fact and may be "forward-looking statements". Forward-looking statements are based on expectations, estimates and projections at the time the statements are made that involve a number of known and unknown risks and uncertainties which could cause actual results or events to differ materially from those anticipated by the FSC.

Introduction

The Free Software Club is a membership club that offers current, best selling fully licensed software titles to members. Members pay a fee of $9.95/ month and are eligible for one free "A" level title per month, in addition to an extensive catalog of high quality pre-licensed "shareware" that can be selected at no cost. The software will either be shipped to the customer on CD-ROM discs or if available, via digital download. Customers pay only a small shipping and handling charge per title if the product is physically shipped.

The Free Software Club exploits a unique opportunity that exists on Internet that is borne out of the following three conditions:

1) Shopping online is simply a better way to acquire software. Consumers can more thoroughly evaluate software, attain them faster, easier and often at less cost, than they in a typical brick and mortar store. As such, industry data shows increasing sales and traffic to software-oriented websites and a clear deceleration of buying activity at traditional retail stores for

2) Anything featured "FREE" on the internet is experiencing explosive growth in web site traffic.

3) Lifecycles for software at retail stores are now extremely short. Publishers and retailers alike often remove perfectly salable products from the shelf because of high marketing costs and declining sell-through rates that in turn, mean low or negative ROI. As a result, a plethora of high quality content can be acquired at relatively low cost.

The Free Software Club is leveraging all of the above, in conjunction with an aggressive marketing program to quickly capture a large membership base.

The company is now well positioned to capitalize on the opportunity as it has accomplished the following in a few short months:

- Built a dynamic, database driven, e-commerce enabled website, that is prepared to handle the accelerated growth in site traffic and a deep catalog of titles.

- Developed back end infrastructure in conjunction with the following service providers:

       Software Development    Warehouse Fulfillment     Creative Services

- Secured over 70 titles for the website catalog from Aztech New Media

 The Market

 Millions of people visit download sites looking for free software, but are often met with a confusing mix of free, trial, demo, and shareware products. Last week alone over 1,000,000 people downloaded a single free product from one site. Most software available on the Internet for free is either shareware (which requires payment later in a "try-before-you-buy" scenario), or limited versions of commercial products ("lite" versions with less capability). The Free Software Club will have an inventory of over 1,000 completely free titles that are available as free downloads to anyone. The Free Software Club will offer only truly free titles to attract the user who wants free software but wants to avoid the hassle of sifting through a confusing array of products. These visitors will also be able to see all of the commercial titles we offer "free" to members, and will be solicited to join.


 Key Segments

 Recent industry analysis of web purchasing trends show an increasingly high percentage of shoppers online are women. Educational studies show that children aged 4 - 10 years jump a learning level every 4 to 5 months, while parents typically purchase software twice a year - at Christmas and birthdays. One of the The Free Software Club "sweet spots" are parents with children in the home, where membership allows them to provide software for their children on a timely basis so that the software they own does not hold their children back. With The Free Software Club membership, the software in the home can keep up with the advances their children make in learning

 Game software continues to be the top draw in the consumer software and will also be prominently featured in The Free Software Club. Industry data has shown the gamer demographic (Male, Age 18 - 34) overlaps a high percentage of the on-line audience. And, as this segment is also made up of large body of students, disposable income is a concern and the "FREE" will have high appeal to this audience.


 Revenue Model

 The company earns revenues from the following:

1. Monthly Membership Fees
2. Shipping Charges
3. Special Member Offers
4. Affiliate Programs
5. Advertising on the website

Membership

 Projected customer acquisition is forecasted at approximately 140,000 new customers in the first 12 months from marketing programs at an acquisition cost of approx. $17 per customer. Additional customers are forecasted from affiliate / OEM arrangements with other vendors. These customers are acquired at no cost to the company, but with a discount given and a recurring rebate back for continuing members.

Members can sign-up for one of 3 fee plan options:
a) $9.95/ month
b) $49.95/ 6 months
c) $89.95/ year.

Projected customer acquisition is forecasted at approximately 140,000 new customers in the first 12 months from marketing programs at an acquisition cost of approx. $17 per customer. Additional customers are forecasted from affiliate / OEM arrangements with other vendors. These customers are acquired at no cost to the company, but with a discount given and a recurring rebate back for continuing members.

Customers pay a $6.95 shipping and handling charge per title for tangible product. (No fees are associated with electronic download.

Special Member offers are exclusive deals for highly popular software titles solicited directly to the membership throughout the year via email. Titles offered will be current "A" quality releases offered to members at discount "exclusive" prices (e.g. Product normally sold for $50 via traditional resellers, will be available for $29.95 to club members).

Affiliate programs, fees obtained from referral to Affiliate partners, and Ad Banner fees will contribute a small portion of revenue beginning later in the year.

Revenue Projections

The following results (in 1,000s) are forecast based on the company's fiscal year ending December:

Fiscal Year                    2000           2001
                              ------         ------
Revenues                     $12,049        $56,133
Gross Margin                  $3,517        $25,491
Expenses                      $4,222        $12,597
Operating Profit               -$705        $12,894

- Valuation at the end of the first full year of operations should be in excess of $100 million.

Conclusion

The Free Software Club is positioned itself with a breakthrough marketing model that leverages market conditions in the consumer software at retail and on-line the will drive its membership quickly and build an tremendous recurring revenue vehicle for growth and profit. The company has significant strategic partners and a dedicated executive staff of industry experts in technology marketing, e-commerce, and business.

Business Plan

The Opportunity

FreeSoftwareClub.com (FSC) offers a compelling and unique opportunity to quickly build a profitable Internet-based business by exploiting the most pervasive perception of the Internet - the number one source of "free stuff" and by providing one of the most heavily pursued products on the internet - software.

Unique among recent Internet startups, the FreeSoftwareClub.com promises to be a profitable venture within its second year of operation. Given the valuation even unprofitable Internet companies are currently enjoying, the FreeSoftwareClub.com should very rapidly enjoy a very high valuation.
A joint-venture company will be formed to construct, populate and operate an Internet website called FreeSoftwareClub.com. It will offer members fully licensed software (not shareware, demos or "light" version) titles for FREE every month with their membership in the Club. In addition, members can select additional new titles at dramatic discounts every month.

The FreeSoftwareClub is determined to be the "HBO" of Software

The FreeSoftwareClub.com essentially creates a powerful new distribution mechanism for software. The FSC is designed to become the "HBO" of software. We will be creating for software distribution the same model that entertainment companies use when producing films. Film distribution starts with theatrical release, then video release, then cable television, then broadcast, then syndication.

Currently, software is only produced for retail (theatrical) release. A hot title will enjoy success for a limited period of time, and as sales decline, the publisher will either offer rebates, other incentives, or simply reduce the price. If sales velocity cannot be maintained, the retailer will return whatever inventory they have at no risk. As sales continue to decline, the publisher will either continue to drop the price to keep sales velocity, or simply allow it drop off the retail shelf. At that point, it may become available for bundling with other titles or as a premium (bonus) offered with other products.

What the FSC provides is a secondary source of sales (cable). By licensing current bestsellers on an advance royalty basis, we offer publishers an immediate guaranteed income, with no risk of return. This helps them offset their marketing and promotion costs while the title enjoys its "theatrical" (retail) life.

This is typical in the book and music business, and is the reason for the Book-of-the-Month club, Columbia Record Club, etc. Today's John Grisham Bestseller is available in bookstores everywhere in the "What's New" and "Bestsellers" sections at the front of the store. It will be available as a monthly selection to Book Club members in 2 or 3 months. The publisher has a guaranteed income from the Book Club to offset his cost of marketing and promotion, and a secondary life for the product.

FSC club members will be always be able to see today's bestselling software, first available via the club at distribution cost (the lowest price currently available via online resellers like buysoft.com), but also will be able to see the title as a "Member's Only Special Selection - Coming Soon" available in 30 or 60 days, at approx. half that price, and then it will go into the "Monthly Free Picks" section. After the velocity declines from members Monthly Free Picks, it can then go into our unlimited free pick area.

FSC will also be the premier destination for great completely FREE Software.

The FreeSoftwareClub.com will have a non-member public access area that will have a terrific selection of Free software available for download. Only the best "5 Star" quality products will be listed and the only the completely "Free"titles with no licenses or fees to pay.

Currently, other prominent sites also have free software available, but it's often lost among a raft of shareware titles at various license fees with disabled features or time limitations. Viewers must hunt for titles that are both highly rated and completely free.

Viewers who browse the FSC's public access catalog will quickly discover a highly organized catalog of high quality content that is fully enabled, and completely Free.

The effect of this "public" area will be that it will allow any viewer without any obligation to immediately become a satisfied customer. It will also give reason for non-members and members alike to continue to return to the site to check out what's new.

10's of millions of users download software each week. For example, Download.com in the week ending 1/11/00 had over 3,000,000 downloads for just it's top 50 titles. Tucows.com, another popular site had comparable numbers.

We can validate the intense interest and traffic and demand for free stuff on the net by just looking at the site traffic on sites with the FREE in the title. PC-Data online shows among their top 1000 sites approximately 25% have FREE in the title name. For the week ending 1/14/00 approx. 37 Million users collectively visited these sites with 486 Million page views.

In short, the word FREE in site name builds site traffic and free downloadable software is tremendously popular. FSC is going to leverage both of these conditions by developing and promoting its "COMPLETELY FREE SOFTWARE" section as the premier destination for this class of content.

In turn, this will drive traffic for FSC's membership and other revenue centers on the site.

Risk Factors

FSC is a newly formed venture that will be dependent on new business strategy. The company's success will depend in part on its ability to deal with the problems, expenses, and delays frequently associated with establishing a new business venture and developing new technology and strategy. FSC has made no sales to date. Losses are likely before the FSC's operations will become profitable. There can be no assurance that the FSC's operations will ever prove profitable.

FSC is dependent on the overall acceptance of a software club membership program and the continued acceptance of the internet as a distribution channel for software.

There is no assurance that the current funding commitments will be fulfilled and additional sources of funding may be required in the future. There can be no assurance that such financing will be available to FSC on attractive terms or at all.

Additional Risks of Investing in FSC's Business

      Risks of Acquisition. A Merger Agreement has been signed between Sacio and FSC. There are, however, conditions precedent to the Closing of the Merger, including, but limited to, the completion of due diligence to each party's satisfaction and approval by the shareholders of FSC, which may or may not be fulfilled or completed. Accordingly, there can be no assurances that the Merger will in fact be consummated.

      Early Stage Business. If the FSC Merger Agreement is consummated, Sacio will own the FSC business and assets. The FSC business is an early stage business. FSC has only one product to date, known as "ConversIt," which is in the beta testing stage. It is not yet ready for commercial sale.
There are no orders to purchase any products.

      Need for Capital. Sacio will need to raise capital to finance the FSC operating business. There can be no assurances that Sacio will be able to obtain the necessary financing in the amounts and on the timetable needed for development of the FSC business, or if financing is available, that it will be available on terms and conditions that are satisfactory to Sacio.

      Competition.   FSC's business faces strong competition in the sale of
software over the internet. Competitors may include companies that are significantly larger than the surviving corporation, companies that have been in business for a longer period of time and have established relationships, companies that have competitive or possibly better technology, companies with strong management teams and access to research and development facilities, and companies that are better funded. Accordingly, there can be no assurance that the surviving corporation will be able to achieve and maintain a competitive position in its new industry.

      Dependence on Key Personnel.   The surviving corporation will, after
closing the FSC acquisition and thereafter for the foreseeable future, be dependent on the skills of Richard Miles, John Collins, and Rene Pardo, its management team. The loss of key personnel or an inability to attract, retain and motivate key personnel could adversely affect the surviving corporation's business. The surviving corporation, at present, has no plans to maintain key-person life insurance on any employees.

      Lack of Active Public Market. Sacio Common Stock is currently listed for trading on the OTC Bulletin Board, but there has been little trading during the past two years. There is currently limited public trading market for Sacio Common Stock, and there can be no assurance that the public market will continue or develop. Holders of Sacio Common Stock may therefore have difficulty selling their stock. The OTC Bulletin Board is generally considered to be less efficient than securities markets such as NASDAQ or other national exchanges. Any market price for Sacio Common Stock may not necessarily bear any relationship to Sacio's book value, assets, past operating results, financial condition or any other established criterion of value, and may not be indicative of the market price in the future. The market price may be volatile depending on business performance, industry dynamics, news announcements, changes in general economic conditions and other factors.

      Control By Principal Stockholders. Assuming the transactions contemplated by this Proxy Statement are completed, the surviving corporation's new directors, officers, and affiliates will own in the aggregate approximately 80.0% of the Company Common Stock outstanding immediately after the transactions. As a result of such ownership, the post-transaction the surviving corporation directors, officers, and affiliates will be able to, and intend to, exercise substantially complete control of the surviving corporation's affairs, including electing additional directors of the surviving corporation. As a result of such control, a potential buyer may be deterred from trying to acquire the Company without consent of the surviving corporation officers and directors.

      Merger; Potential Dilution. The purchase price of the Sacio stock in the Merger was reached by negotiation between the parties. These prices or values are not necessarily based on any market price, appraised value, book value, or other objective measure of value. The current shareholders of Sacio may suffer dilution of voting power and of economic percentage ownership upon closing of the Merger and any other share issuance, including, but not limited to management option plans, that may be instituted by management.

      Issuance of Additional Shares; Shares Eligible for Future Sale. It is likely that future financing of the FSC business will be require, which will in turn require additional share issuance. Future issuance of the surviving corporation stock for financing or other purpose, could adversely affect any prevailing market price of the surviving corporation stock. The issuance of such securities will result in the dilution of the voting power and other rights of existing stockholders. After the closing of the Merger, approximately 3,289,500 shares of Sacio common stock will be unrestricted;

and the 13,158,000 shares to be issued in exchange for the FSC shares will be restricted securities that will be available for resale later, subject to Rule 144. As restricted securities become available for resale into the public market, it may be anticipated that the surviving corporation common stock will experience selling pressure, which may have the effect of depressing or reducing, perhaps significantly, the Sacio common stock price in the market.

      Lack of Dividends. Sacio has not paid any dividends on its Common Stock to date and there are no plans for paying dividends on the common stock of the surviving corporation in the foreseeable future.


FINANCIAL STATEMENTS

      The financial statements included in this Proxy Statement relating to Sacio and relating to FSC have been prepared by Sacio and FSC. The financial statements for Sacio, attached as Exhibit C, are un-audited, and have not been reviewed or compiled by any outside accounting firm. They represent Sacio's best understanding of the financial position of the company as at and for the periods indicated.

      The financial statements included in this Proxy Statement relating to FSC, attached as Exhibit D, have been prepared by FSC. They are unaudited, and have not been reviewed or compiled by any outside accounting firm. They represent FSC's best understanding of the financial position of FSC as at and for the periods indicated.

OTHER MATTERS

      As of the date of this Proxy Statement, Sacio's Board of Directors Board of Directors knows of any other matters that will be presented for consideration at the Special Meeting other than as described in this Proxy Statement. If any other matter shall come before the Special Meeting or any adjournment or postponement thereof and shall be voted upon, it is intended that the shares represented by proxy will be voted with respect thereto in accordance with the judgment of the persons voting them.


                        By Order of the Board of Directors of Sacio,

                        /s/Nancy Davis
                        --------------
                        Nancy Davis

February 18, 2000

Please find the following Exhibits attached hereto:

   Exhibit 2    - Acquisition Agreement dated January 31, 2000
   Exhibit 4    - Appraisal Rights per Delaware State Code
   Exhibit 99.1 - SACIO, Inc. Financial Statements
   Exhibit 99.2 - Freesoftwareclub.com, Inc. Financial Statements


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